UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☑	Soliciting Material Pursuant to §240.14a-12

CATALYST BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

JDS1, LLC

CCUR HOLDINGS, INC.

CIDM II, LLC

JULIAN D. SINGER

DAVID S. OROS

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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JDS1, LLC, CCUR Holdings, Inc., CIDM II, LLC, Julian D. Singer, and David S. Oros (collectively, “JDS1”), are filing this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with JDS1’s plans to solicit proxies from the stockholders of Catalyst Biosciences, Inc., a Delaware Corporation (the “Company”), in connection with the Company’s 2022 Annual Meeting of Stockholders, any special meeting held in lieu thereof, and at any and all adjournments or postponements thereof (the “2022 Annual Meeting”).

Schedule 13D Amendment No. 6 Filed on February 22, 2022

On February 22, 2022, JDS1 filed Amendment No. 6 to its Schedule 13D with respect to the Company (the “Schedule 13D/A”). The following disclosure was included in Item 4 of the Schedule 13D/A and is being included in this Schedule 14A because such disclosure may be deemed to be solicitation material in connection with JDS1’s plans to solicit proxies from the Company’s stockholders for use at the 2022 Annual Meeting:

“Item 4 is hereby amended to add the following:

For the past few months, JDS1 has privately engaged with members of the Issuer’s Board of Directors (the “Board”) regarding the composition of the Board and JDS1’s concerns that, given the precipitous decline in the Issuer’s stock price over the past year, the Board is in urgent need of fresh shareholder representation. As of the close of trading on February 22, 2022, the Issuer’s stock has fallen more than 90% over the preceding twelve-month period and has spent more than 30 consecutive trading days below $1.00, the latter condition subjecting the Issuer to the risk of being delisted by Nasdaq. The Issuer itself publicly disclosed last week its risk of being delisted by Nasdaq.

JDS1 has sought to have three highly qualified and experienced candidates added to the Board by working collaboratively with the Board, its Governance and Nominating Committee, and its management team as an alternative to pursuing a proxy contest at the Issuer’s 2022 Annual Meeting (the “2022 Annual Meeting”). Unfortunately, based on the various discussions that JDS1 had with the Issuer’s Governance and Nominating Committee Chair last week to discuss a possible collaborative path forward, JDS1 believes its efforts to work collaboratively and in good faith with the Board to avoid a costly proxy contest have been a futile exercise. In a discussion between Mr. Singer and the Issuer’s Governance and Nominating Committee Chair held on Friday, February 18, 2022, the Issuer’s Governance and Nominating Committee Chair made clear that the Issuer’s Board was not willing to consider adding more than one of JDS1’s recommended candidates, a position that JDS1 believes is completely unacceptable given the urgent need for the Issuer to meaningfully refresh the Board with directors who will take a fresh perspective and approach to reversing the precipitous decline in the Issuer’s stock price.

Given the Issuer’s rapidly approaching deadlines for shareholders to submit advance notices of stockholder nominations and other business proposals, the absence of any acceptable proposal from the Issuer to meaningfully refresh the Board, and the absence of any indication that the Issuer is prepared to extend its advance notice deadlines as a sign of good faith, JDS1 believes that nominating three highly qualified and experienced candidates to replace the three members of the Board who are standing for election at the 2022 Annual Meeting and submitting a non-binding proposal calling for the Board to take the steps necessary to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) and have all directors stand for election each year is the only viable path forward to having the Board meaningfully refreshed, improving the Board’s accountability to shareholders, and starting the Issuer on a path to rebuilding shareholder value.

As JDS1 prepares for a potential proxy contest in connection with the 2022 Annual Meeting, it intends to continue to engage in discussions with the Board and management relating to its concerns with the Issuer’s board composition, sub-standard corporate governance, and the need to make the Board more accountable to shareholders, particularly at a time when, as noted above, the Issuer has experienced such a monumental loss of shareholder value.”

Important Additional Information and Certain Information Concerning the Participants

JDS1 intends to file a preliminary proxy statement and accompanying proxy card with the SEC to be used to solicit votes in connection with the 2022 Annual Meeting to have stockholders elect three director nominees to the Company’s Board of Directors (the “Board”) and approve a non-binding proposal requesting that the Board take the necessary steps to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) so that all directors are elected on an annual basis commencing at the next annual meeting of stockholders after the 2022 Annual Meeting.

JDS1 STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTPS://WWW.SEC.GOV.

The participants in the proxy solicitation are anticipated to be JDS1, LLC, a Delaware limited liability company, CCUR Holdings, Inc., a Delaware corporation, CIDM II, LLC, a Delaware limited liability company, Julian D. Singer, David S. Oros, and JDS1’s nominees. As of the date hereof, JDS1 has not yet finalized its slate of director nominees who will stand for election at the 2022 Annual Meeting. Once JDS1 finalizes its slate of director nominees who will stand for election at the 2022 Annual Meeting, such individuals shall be named and appropriate participant disclosures shall be made with respect to each such individual.

As of the date hereof, JDS1, LLC directly beneficially owns 780,432 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), including 500 shares of Common Stock held in record name. As of the date hereof, CCUR Holdings, Inc. directly beneficially owns 460,400 shares of Common Stock. JDS1, LLC, as an affiliate of CCUR Holdings, Inc., may also be deemed to be the beneficial owner of the 460,400 shares of Common Stock held by CCUR Holdings, Inc. As of the date hereof, CIDM II, LLC does not directly own any shares of Common Stock, but, as the asset manager to CCUR Holdings, Inc., may be deemed the beneficial owner of the 460,400 shares of Common Stock beneficially owned by CCUR Holdings, Inc. As of the date hereof, Mr. Singer does not directly own any shares of Common Stock, but may be deemed to have beneficial ownership of the Common Stock as a result of being the managing member of each of JDS1 and CIDM II, LLC and an affiliate of CCUR Holdings, Inc. Accordingly, Mr. Singer may be deemed to beneficially own (i) the 780,432 shares of Common Stock directly beneficially owned by JDS1, LLC, and (ii) the 460,400 shares of Common Stock directly beneficially owned by CCUR Holdings, Inc. As of the date hereof, Mr. Oros directly beneficially owns 338,600 shares of Common Stock.